Exhibit 23.2

[Letterhead of Rothstein Kass]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Depomed, Inc. 2014 Omnibus Incentive Plan, of our report, dated April 26, 2013, relating to the balance sheets of Nautilus Neurosciences, Inc. as of December 31, 2012 and 2011, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended.

/s/ Rothstein Kass

Roseland, New Jersey
May 19, 2014